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                                                                EXHIBIT 10.17(a)

                                PROMISSORY NOTE


$462,145.53                    September 20, 1995        Heber Springs, Arkansas

     FOR VALUE RECEIVED, I\we promise to pay to the order of Red River Marine, Inc. #2, at Heber Springs, Arkansas the principal sum of FOUR HUNDRED SIXTY-TWO THOUSAND, ONE HUNDRED FORTY-FIVE AND 53/100 DOLLARS ($462,145.53), with interest thereon from date until due at the rate of 8.75% per annum, due and payable as follows: a payment of $13,500.00 on January 15, 1996, and monthly payments thereafter beginning on February 15, 1996, in the amount of $4,650.00 per month and monthly thereafore on or before the 15th day of each succeeding month for 178 months with a final payment of $762.25 due November 15, 2010. The aforesaid first payment includes accrued interest from the date of this Promissory Note until January 15, 1996, with interest being payable monthly on the unpaid principal balance thereafter ind if not paid when due, it shall become part of the principal and bear the same rate of interest.

     The undersigned reserves the privilege to prepay the indebtedness in advance.

     This note is given for part of the purchase price of certain lands and is
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secured by and is subject to an earlier maturity upon breach of any of the conditions of a mortgage, reference to which is hereby made.

     The makers, endorser(s), sureties and grantor(s) of this note hereby severally waive presentment for payment, notice of nonpayment, protest, notice of protest and due diligence in enforcing payment hereof, and consent that an extension of time for payment of this note or of any installments thereof may be granted without notice to them and without waiver of any rights of the owner hereof.

     If default is made in the payment of any of said installments of principal or interest as the same become due or in the performance or observance of any of the covenants or agreements contained in the instrument securing this note, the entire debt at the election of the legal holder of this note, notice of election being expressly waived, shall become due and payable. No delay in the exercise of the option of acceleration shall be construed a waiver of such right, but it may be exercised at any subsequent time during default. In the event of default and if this note is sued upon or placed in the hands of any attorney for collection, or the instrument securing this note is foreclosed, then the undersigned agree to pay all costs of collection and foreclosure and reasonable attorney's fees.

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     It is further agreed and declared that this note is made and executed under, and in all respects is to be construed and enforced according to, the laws of the State of Arkansas.

                                                TBC ARKANSAS, INC.

                                                By:  /s/ Mark Walton
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                                                   MARK WALTON, PRESIDENT

ATTEST:

  /s/ Mike Perrine
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MIKE PERRINE, ASSISTANT
SECRETARY

13045 Research Blvd.
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Austin, TX 78750
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Address